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                                                                   EXHIBIT 10.11

                                    RPM, INC.

                           DEFERRED COMPENSATION PLAN

                        Effective Date: February 3, 1994




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                                  THE RPM, INC.

                           DEFERRED COMPENSATION PLAN

1.        STATEMENT OF PURPOSE

The purpose of The RPM, Inc. Deferred Compensation Plan (the "Plan") is to aid RPM, Inc. (the "Company") in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle.

2.        DEFINITIONS

          2.1 BENEFICIARY - "Beneficiary" means the person or persons designated as such in accordance with Section 8.

          2.2 CLOSING PRICE - "Closing Price" means the last sales price per share of the Company's Common Stock on the NASDAQ exchange as reported in THE WALL STREET JOURNAL, for the day at issue or the nearest previous trading day if notrade is reported for the day at issue.

          2.3 COMMITTEE - "Committee" means the Compensation Committee of the Board of Directors of the Company which will administer the Plan pursuant to the provisions of Section 3 of the Plan.

          2.4 COMMON STOCK - "Common Stock" means the authorized Common Shares (without par value) of the Company.

          2.5 COMPENSATION - "Compensation" means the Participant's base salary and annual cash bonus.

          2.6 CYCLE - "Cycle" means the twelve month pay-in period for each deferral. The initial Cycle shall commence on June 1, 1994 and end on May 31, 1995. A new Cycle shall commence each June 1 thereafter.

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          2.7  DEFERRAL AMOUNT - "Deferral Amount" means the amount of Elective
               Deferred Compensation actually deferred by the Participant.

          2.8 DEFERRED COMPENSATION ACCOUNT - "Deferred Compensation Account" means the account maintained on the books of account of the Company for each Participant pursuant to Section 6.

          2.9 DISABILITY - "Disability" means the Participant is eligible to receive benefits under a long term disability plan maintained by the Company.

          2.10 DISTRIBUTION DATE - "Distribution Date" means the date on which the Company makes distributions from the Participant's Deferred Compensation Account.

          2.11 DIVIDEND EQUIVALENT CREDIT - "Dividend Equivalent Credit" means a credit that is equivalent in value to what a Participant would have received had the Participant owned an equal number of shares of Company Common Stock as of the date any cash or stock dividend is payable to holders of Common Stock.

          2.12 ELECTION FORM - "Election Form" means the form or forms attached to this Plan and filed with the Committee by the Participant in order to participate in the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan.

          2.13 ELECTIVE DEFERRED COMPENSATION - "Elective Deferred Compensation" means the amount elected to be deferred by an Eligible Employee in his Election Form, subject to approval by the Committee.

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          2.14 ELIGIBLE EMPLOYEE - "Eligible Employee" means those employees of the Company who have been selected by the Committee.

          2.15 INSIDER - "Insider" means those employees of the Company who have been determined by the Board of Directors of the Company to be an "officer" of the Company within the meaning of Rule 16a-1(f) under Section 16 of the Securities and Exchange Act of 1934 or any successor to such rule.

          2.16 PARTICIPANT - "Participant" means an Eligible Employee participating in the Plan in accordance with the provisions of
               Section 4.

          2.17 PLAN YEAR - "Plan Year" means the twelve month period beginning on the first day of the first Cycle in which the Eligible Employee elects to participate in the Plan. The initial Plan Year shall commence on June 1, 1994 and end on May 31, 1995.

          2.18 PRIME RATE - "Prime Rate" means the Prime Rate as quoted and published by the National City Corporation, or its successors, or, if such corporation ceases to exist or does not publish a prime rate, then the average Prime Rate as quoted and published by the Wall Street Journal.

          2.19 RELATED EMPLOYMENT - "Related Employment" means the employment of a Participant by an employer which is not the Company provided
               (i) such employment is undertaken by the Participant at the request of the Company; (ii) immediately prior to undertaking such employment the Participant was an officer or employee of the Company, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment.

          2.20 STOCK CREDIT - "Stock Credit" means a credit that is equivalent to one share of Company Common Stock.

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          2.21 SUBSTANTIALLY EQUAL INSTALLMENTS - "Substantially Equal
               Installments" means a series of annual payments, such that equal payments over the remaining payment period would exactly amortize the Deferred Compensation Account balance as of the Distribution Date if the credited interest rate remained constant at the level credited as of the Valuation Date immediately preceding the Distribution Date for the remainder of the payment period.

          2.22 TERMINATED FOR CAUSE - "Terminated for Cause" means, with respect to a Participant, the definition give to that term in any written employment agreement existing between the Company and the Participant; absent any such agreement, or absent a definition of the term in the agreement, the term shall mean the termination of the Participant's employment with the Company due to: (i) fraud, misappropriation or intentional material damage to the property or business of the Company; (ii) commission of a felony; or (iii) continuance of either willful and repeated failure or grossly negligent and repeated failure by the Participant to perform his duties.

          2.23 TERMINATION OF EMPLOYMENT - "Termination of Employment" means the termination of a Participant's employment with the Company for any reason other than Related Employment, or the termination of a Participant's Related Employment.

          2.24 VALUATION DATE - "Valuation Date" means the date on which the value of a Participant's Deferred Compensation Account for each Cycle is determined as provided in Section 6 hereof. Unless and until changed by the Committee, the Valuation Date for each Cycle shall be the last day of the Cycle.

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3.       ADMINISTRATION OF THE PLAN

         The Committee shall be the sole administrator of the Plan and will administer the Plan. The Committee shall have full power to formulate additional details and regulations for carrying out this Plan. The Committee shall also be empowered to make any and all of the determinations not herein specifically authorized which may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of this Plan adopted by the Committee shall be final and conclusive.

4.        PARTICIPATION

          4.1  ELECTIVE PARTICIPATION

               a. Any Eligible Employee may elect to participate in the Plan for a given Cycle by filing a completed Election Form for the Cycle with the Committee. With regard to an election to participate:

                    i. The Election Form must be filed with the Committee prior to the commencement of the Cycle to which the Election Form pertains. Notwithstanding the foregoing, an employee who first becomes an Eligible Employee during any Cycle may elect to participate in the Plan for such Cycle by filing an Election Form within thirty
                         (30) days of becoming an Eligible employee; and

                    ii.  The minimum deferral for a Cycle shall be $1,000.

                    iii. The maximum deferral for a Cycle shall be the amount
                         specified by the Committee.

               b. A Participant's election to defer future Compensation is irrevocable upon the filing of his Election Form with the Committee, provided, however, that the election may be terminated with respect to Compensation not yet earned by mutual agreement in writing between the Participant and the Committee. Such termination if approved shall be effective immediately.

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5.       VESTING OF DEFERRED COMPENSATION ACCOUNT

         A Participant's interest in his Deferred Compensation Account shall be fully vested and non-forfeitable at all times.

6.       ACCOUNTS AND VALUATIONS

          6.1 DEFERRED COMPENSATION ACCOUNTS. The Committee shall establish and maintain a separate Deferred Compensation Account for each Participant for each Cycle. Any Elective Deferred Compensation shall be credited to the Participant's Deferred Compensation Account when deferred.

          6.2  RATE OF RETURN CREDITED.

               a. Except as provided in Sections 6.3 and 6.4, each Participant's Deferred Compensation Account shall be credited with interest annually under the Interest Rate Option or the RPM Stock Account Option, as elected by the Participant on his completed Election Form for each cycle.

               b. Compensation deferred hereunder and allocated to the Interest Rate Option shall be credited with interest at a rate fixed from time to time by the Committee; provided that such rate shall not be less than the Prime Rate as of December 1 of the year prior to when deferrals will occur.

               c. Notwithstanding Section 6.2(b), if a reallocation into an Interest Rate Option Account is made by a Participant pursuant to Section 6.3, the crediting rate shall not be less than the Prime Rate for the December 1 of the year prior to the reallocation election.

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               d.   Compensation deferred hereunder and allocated to the RPM
                    Stock account Option shall be periodically adjusted (upward or downward, as the case may be) by the Committee to reflect the value that such compensation would have if it were invested in RPM, Inc. Common Stock and if any dividends payable with respect to the Common Stock were reinvested in Common Stock.

                    As of the date any dividend is paid to holders of Common Stock, the Participant's RPM Stock Account shall also be credited with a Dividend Equivalent Credit equal to the number of shares of Common Stock (including fractions of a share to the nearest ten thousandth) that could have been purchased at the Closing Price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Participant's RPM Stock Account is then credited. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the date of distribution of the dividend, as determined by the Committee. The amount of RPM Stock Credits credited to each Participant's RPM Stock Account shall be appropriately adjusted upon the occurrence of any stock split or reverse stock split.

     6.3 ALLOCATION OF ACCOUNTS. Each participant shall specify in writing, on his Election Form, how the amounts the Participant has deferred hereunder shall be allocated between the Interest Rate Option and the RPM Stock Account Option.

          The Committee may, in its discretion and from time to time, but not more frequently than once in any twelve (12) month period, permit a Participant to elect to reallocate amounts from the Interest Rate Option to the RPM Stock Account Option or from the RPM Stock Account Option to the Interest Rate Option, subject to such conditions and such limitations as the Committee may prescribe. Any such reallocation election shall be in writing and in a form acceptable to the Committee. Subject to the foregoing, the Committee may permit a Participant who is an Insider to elect to reallocate into or out of the RPM Stock Account pursuant to this Section 6.3 within a quarterly ten (10) day window period which begins on the third business day after the release of the Company's quarterly financial information.

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          The Committee may require that any reallocation election under this
          Section 6.3 apply to the entire amount credited to a Participant's Interest Rate Option Account or RPM Stock Account or to such percentage or percentages of that amount as the Committee may specify (e.g., increments of 25%).

          If a Participant fails to specify a rate of return option with respect to the Participant's Elective Deferred Compensation, the Participant shall be presumed to have specified the Interest Rate Option.

     6.4 TIMING OF CREDITING OF INTEREST. Each Deferred Compensation Account of each Participant shall be revalued and credited with interest and dividend equivalents, as applicable, as of each Valuation Date. As of each Valuation Date, the value of each Deferred Compensation Account shall consist of the balance of such Deferred Compensation Account as of the immediately preceding Valuation Date, plus the amount of any Elective Deferred Compensation credited to the Participant's Deferred Compensation Account since the preceding Valuation Date, minus the amount of all distributions, if any, made from such Deferred Compensation Account since the preceding Valuation Date. As of each Valuation Date, interest shall be credited on the average daily balance of the Participant's Deferred Compensation Account since the immediately preceding Valuation Date after adjustment for any additions thereto (including interest and dividend equivalents) or distributions therefrom. Benefit distributions (under Section 7) made on or before February 15 of the year of payment will be considered to have been made from the account and deducted from the account balance as of January 1 of such year for the purpose of crediting interest under this Section 6.4.

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7.             BENEFITS

               7.1  NORMAL BENEFIT

                    a. A Participant's Deferred Compensation Account shall be paid to the Participant in accordance with the terms of the Participant's Election Form, subject to the terms and conditions specified in the Election Form. If a Participant elects to receive payment of his Deferred Compensation Account in installments, payments shall be made in Substantially Equal Installments. Unless the Committee determines otherwise, and subject to the provisions of Section 7.6 as to when payments shall commence, installments shall be paid on the first day of February of each year.

                    b. Distribution of a Participant's RPM Stock Account balance shall be made in cash with the amount of the distribution determined by multiplying the number of Stock Credits attributable to the installment by the Closing Price of Common Stock on the last business day in December immediately prior to the Plan Year in which the installment is to be paid; provided, however, that if an alternative distribution date is determined by the Committee pursuant to Section 7.6 or if distribution is payable pursuant to Section 7.1(c) or
                         Section 7.1(d), the Closing Price to be used shall be the Closing Price of Common Stock on the last business day immediately prior to the date of Participant's termination of employment.


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                    c.   Notwithstanding the provisions of Section 7.1a, and
                         notwithstanding any contrary election made by the Participant on his Election Form, if a Participant terminates his employment for any reason other than death or Disability, the Participant's Deferred Compensation Account balance will be paid to the Participant in a lump sum within ninety (90) days following the Participant's Termination of Employment. However, upon the written request of the Participant, the Committee, in its sole discretion, may allow payments to be made to the Participant in up to five
                         (5) annual installments.

                    d. If a Participant dies before receiving his or her total account balance for a Cycle, his Beneficiary shall be entitled to the remaining account balance. The Participant may specify that any amounts payable to any Beneficiary under this provision shall be paid either in a lump sum within ninety (90) days after the Participant's death, or in up to ten equal annual installments beginning in the February after the Participant's death. If the Participant has not designated a Beneficiary, or if the Participant fails to specify the manner of payment to his Beneficiary, the Participant's Deferred Compensation Account value will be paid to the Participant's estate, in a lump sum, within ninety (90) days after the Participant's death.

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               7.2  HARDSHIP BENEFIT. In the event that the Committee, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency, not in excess of the Deferred Compensation Account credited to the Participant. The Deferred Compensation Account of the Participant shall thereafter be reduced to reflect the payment of a Hardship Benefit.

               7.3 TERMINATED FOR CAUSE. Notwithstanding any contrary provisions of this Section 7, if a Participant's employment with the Company is Terminated for Cause, the Participant's Deferred Compensation Account balance will be paid to the Participant in a lump sum within ninety (90) days following the Participant's Termination of Employment.

               7.4 REQUEST TO COMMITTEE FOR DELAY IN PAYMENT. A Participant shall have no right to modify in any way the schedule for the distribution of amounts from his Deferred Compensation Account which he has specified in his Election Form. However, upon a written request submitted by the Participant to the Committee, the Committee may, in its sole discretion:

                    a. Postpone one time the date on which payment shall commence; and

                    b. Increase one time the number of installments to a number not to exceed ten (10).

                         Any such request(s) must be made at least ninety (90) days prior to the earlier of (1) the beginning of the year which the Participant has elected for distributions to commence, or (2) the Participant's Termination of Employment.

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               7.5  TAXES; WITHHOLDING. To the extent required by law, the
                    Company shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government.

               7.6 DATE OF PAYMENTS. Except as otherwise provided in this Plan, payments under this Plan shall begin on or before the fifteenth (l5th) day of July of the calendar year following receipt of notice by the Committee of an event which entitles a Participant (or Beneficiary) to payments under the Plan, or at such earlier date as may be determined by the Committee.

8.             BENEFICIARY DESIGNATION

               A Participant shall have the right at any time, and from time to time, to designate and/or change or cancel any person, persons, or entity as his Beneficiary or Beneficiaries (both principal and contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to Participant of the benefits due him under the Plan. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form provided by the Committee. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed.

               Any finalized divorce of a Participant subsequent to the date of filing of a beneficiary designation form in favor of the Participant's spouse shall revoke such designation. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

               If a Participant fails to designate a Beneficiary as provided above, or if his beneficiary designation is revoked by divorce, or otherwise, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the distribution of such benefits shall be made to the Participant's estate.

               If any distribution to a Beneficiary is to be made in installments, and the primary Beneficiary dies before receiving all installments, the remaining installments, if any, shall be paid to the estate of the primary Beneficiary.

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9.        AMENDMENT AND TERMINATION OF PLAN

          9.1 AMENDMENT. The Board of Directors may at any time amend the Plan in whole or in part, provided, however, that except as provided in 9.2, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective Deferred Compensation deferred prior to the date of the amendment. Written notice of any amendments shall be given to each individual then participating in the Plan.

          9.2  TERMINATION OF PLAN

               a. COMPANY'S RIGHT TO TERMINATE. The Board of Directors of the Company may at any time terminate the Plan, in its sole discretion for any reason whatsoever.

               b. PAYMENTS UPON TERMINATION. Upon any termination of the Plan under this section, Compensation shall prospectively cease to be deferred and, with respect to Compensation previously deferred, the Company will pay to the Participant, in a lump sum, the value of his Deferred Compensation Account.

10.       MISCELLANEOUS

          10.1 UNSECURED GENERAL CREDITOR. Participants and their beneficiaries, heirs, successors and assignees shall have no legal or equitable rights, interests, or other claims in any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the policies therefrom owned or which may be acquired by Company ("policies"). Such policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be and remain general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

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          10.2 SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL. The
               terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If substantially all of the stock or assets of the Company are acquired by another corporation or entity or if the Company is merged into, or consolidated with, another corporation or entity, then the obligations created hereunder shall be obligations of the acquiror or successor corporation or entity.

          10.3 NON-ASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

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          10.4 EMPLOYMENT OR FUTURE ELIGIBILITY TO PARTICIPATE NOT GUARANTEED.
               Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Eligible Employee any right to be retained in the employ of the Company. Designation as an Eligible Employee may be revoked at anytime by the Committee with respect to any Compensation not yet deferred.

          10.5 GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          10.6 CAPTIONS. The captions to the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          10.7 APPLICABLE LAW. This Plan shall be governed and construed in accordance with the laws of the State of Ohio.

          10.8 VALIDITY. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

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               10.9 NOTICE. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company at 2628 Pearl Road, Medina, OH 44258, directed to the attention of the Chief Executive Officer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the Participant's residence address as maintained in the Company's records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

11.            CLAIMS PROCEDURE

               11.1 NAMED FIDUCIARY. The Committee is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of the Plan.

               11.2 CLAIMS PROCEDURE. Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 10.9 hereof. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Participant can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Committee's receipt of the Participant's claim for benefits. If the Committee fails to notify the Participant of its decision regarding the claim, the claim shall be considered denied, and the Participant shall then be permitted to proceed with the appeal as provided in this Section.


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               A Participant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

               Following the review of any additional information submitted by the Participant, either through the hearing process or otherwise, the Committee shall render a decisions on the review of the denied claim in the following manner:

                    a. The Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

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                    b.   The decision on review shall set forth specific reasons
                         for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

IN WITNESS WHEREOF, RPM, INC., by its Chairman of the Board duly authorized, has caused this Plan to be signed this 3rd day of February, 1994.

                                               RPM, INC.

                                               By: /S/ Thomas C. Sullivan
                                               ----------------------------
                                               Thomas C. Sullivan, Chairman

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